UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2010 (August 5, 2010)

Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

7 Custom House Street, 3rd Floor, Portland, ME	04101
(Address of Principal Executive Offices)	(Zip Code)

207-619-8500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Additional Strategic Investment

As previously disclosed on May 19, 2010, Magellan Petroleum Corporation (the “Company”) and its strategic investor, Young Energy Prize S.A., a Luxembourg corporation (“YEP”) executed a term sheet on May 10, 2010 embodying an agreement in principle for an additional $15.6 million investment by YEP in the Company.

On August 5, 2010, the Company entered into a definitive Securities Purchase Agreement (the “Purchase Agreement”) with YEP, under which the Company has agreed to sell, and YEP has agreed that YEP and/or one or more of its affiliates (collectively, the “Investor”) will purchase, 5,200,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a purchase price of $3.00 per share, for an aggregate purchase price of $15.6 million (such transaction referred to below as the “Investment Transaction”).

Currently, the Investor owns approximately 27% of the outstanding shares of the Company’s Common Stock, calculated as if the warrants to purchase shares of such stock currently held by YEP were fully exercised. The Investment Transaction, upon completion, would result in the Investor owning approximately 33% of the outstanding shares of the Company’s Common Stock, calculated as if such warrants were fully exercised. Nikolay V. Bogachev, a director of the Company since July 2009, is also the President and CEO of YEP as well as an equity owner in each of YEP and the ECP Fund, SICAV-FIS, an affiliate of YEP.

As described in Item 3.02 below, the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act.

The Investment Transaction was the result of a negotiation between a special committee of non-management independent members of the Board of Directors of the Company and YEP. Canaccord Genuity Inc., of Boston, MA, acted as financial advisor to the Company with respect to the Investment Transaction and provided a written opinion to the Company that the Investment Transaction is fair, from a financial point of view, to the Company.

A copy of the Company’s August 9, 2010 press release announcing the execution of definitive agreements related to the Investment Transaction is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K. Each of the material agreements relating to the Investment Transaction is summarized below. The summaries below are qualified in their entirety by the full text of the agreements, copies of which are filed as exhibits to this Current Report on Form 8-K.

Securities Purchase Agreement

As described above, on August 5, 2010, the Company and YEP entered into the Purchase Agreement under which the Company has agreed to sell, and YEP has agreed that the Investor will purchase, 5,200,000 Shares of the Company’s Common Stock, at a purchase price of $3.00 per share. The Purchase Agreement contains customary representations and warranties, which are in certain cases modified by “materiality” and “knowledge” qualifiers.

Placement of the shares is expected to occur in one or more closings through December 25, 2010, with the proceeds from the sale of the Shares to be used to facilitate the closing by the Company’s subsidiary, Magellan Petroleum Australia Limited (“MPAL”), of its planned acquisition of the 40% ownership interest in the Evans Shoal field, offshore Australia (the “Evans Shoal Transaction”) and to fund a portion of the field’s development costs. The Investor has also agreed to support the Company’s efforts to identify and obtain sources of additional financing on or prior to October 31, 2010, for the advancement of the Evans Shoal Transaction.

The Purchase Agreement provides that the obligations of the Investor to complete the purchase of the Shares at the Closing is subject to certain conditions (which may be waived by the Investor), including: (i) that the Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required under the Purchase Agreement; and (ii) as of the time of any Closing other than the final Closing at which the last of the Shares are sold to and purchased by the Investor to provide funds, together with other funds, to enable the closing of the Evans Shoal Transaction, the progress and status of the Evans Shoal transaction shall be satisfactory to the Investor, and, in the case of such final Closing, the conditions to the closing of the Evans Shoal Transaction shall have been satisfied or waived.

The Company has agreed, in addition to the indemnities provided under the Investor Rights Agreement, to indemnify the Investor (and each “Investor Party” as defined in the Purchase Agreement) for all Losses (as defined in the Purchase Agreement) as a result of or relating to any misrepresentation, breach, or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document (as defined in the Purchase Agreement). The Company shall also reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation, and travel in connection) incurred in connection therewith, as such expenses are incurred. No Investor Party shall be entitled to indemnification or to be held harmless by the Company with respect to any action or failure to act by or on behalf of the Company if such action or inaction shall have been approved by, consented to or waived by Nikolay V. Bogachev, on behalf of the Investor. In connection with each Closing of the purchase of Shares under the Purchase Agreement, or if the Purchase Agreement is terminated under certain specified circumstances, the Company will reimburse the Investor for its out-of-pocket expenses incurred in connection with the Investment Transaction, in an amount not to exceed $200,000.

The Purchase Agreement may be terminated at any time prior to any Closing only as follows by: (i) the Investor or the Company, if no Closing has occurred on or before October 31, 2010, provided that this right to terminate shall not be available to either party whose failure to perform its obligations under the Purchase Agreement is the primary cause of the failure of the Closing to have occurred by such date; (ii) mutual agreement of the Company and the Investor; or (iii) either the Company or the Investor, if there has been a material breach of any representation, warranty, or covenant or obligation, of the other party contained in the Purchase Agreement, which has not been cured within 15 days after notice thereof.

A copy of the Purchase Agreement dated August 5, 2010 is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Memorandum of Agreement

On August 5, 2010, the Company and YEP entered into a Memorandum of Agreement which specifies: (a) that the purpose of the Purchase Agreement is for YEP to provide funds for the Company in connection with the Evans Shoal Transaction; and (b) the conditions under which the Company’s reasonable and necessary incurrence of expenses in furtherance of the Evans Shoal Transaction (recognized as such by YEP and majorities of the Special Committee and the Business Development Committee) will cause Closings to occur; and (c) that if one or more Closings of the purchase and sale of the Shares have not been completed prior to the end of the day on October 31, 2010, then the deadline for the completion of the Closings shall be automatically extended to the end of the day on December 25, 2010.

A copy of the Memorandum of Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Investor’s Agreement

As a mutual inducement to enter into the Purchase Agreement, the Company and YEP on August 5, 2010 entered into an Investor’s Agreement which addresses: (i) certain registration rights granted by the Company to the Investor with respect to the Shares; (ii), the Investor’s securities purchase rights with respect to the Shares; (iii) certain restrictions on transfers of the Shares; and (iv) certain standstill obligations, as more fully described below.

In the Investor’s Agreement, the Company has agreed to grant the Investor certain registration rights with respect to the Shares. The Company also agreed to pay all expenses associated with the registration of the Shares, including the fees and expenses of counsel to the Investor. The Company has also agreed to indemnify the Investor, and its officers, directors, members, investor, employees and agents, successors and assigns, each other person, if any, who controls the Investor within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities arise out of or are based upon specified violations or failures to comply with applicable federal and state securities laws, rules and regulations.

For a period commencing on the Initial Closing Date and ending on December 31, 2012 (the “Interim Period”), the Company will grant to the Investor the right, under certain specified circumstances, for a period of 10 business days after receipt of a Company “Issuance Notice” to purchase up to its “Pro Rata Share” of any “Equity Securities” of the Company (as such terms are defined in the Investor’s Agreement) which may be offered and sold by the Company in a subsequent offering, for the purpose of maintaining its percentage equity ownership in the Company. If the price of the Common Stock represented by the equity securities offered and sold by the Company is greater than $3.00 per share, then the Company shall issue to the Investor a three-year warrant to purchase up to its Pro Rata Share of such Equity Securities in lieu of the Investor’s purchasing its Pro Rata Share, with the exercise price and other terms and conditions thereof being the price and the other terms and conditions specified in the Company’s Issuance Notice.

The Investor’s purchase rights do not apply to certain specified transactions, including: (i) Equity Securities offered and sold by the Company in connection with an underwritten public offering registered under the Securities Act; (ii) any Common Stock issued as consideration in connection with or relating to any acquisitions, mergers or strategic partnership transactions (other than transactions entered into primarily for equity financing purposes) that have been approved by the Board; (iii) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights), as appropriately adjusted for stock dividends, stock splits, combinations, recapitalizations or other similar events affecting the Common Stock, issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock incentive plans or other equity compensation arrangements that are approved by the Board; and (iv) any Common Stock issued upon exercise of any options, warrants or convertible securities that are outstanding as of the date of the Investor’s Agreement.

The Investor’s Agreement also restricts the Investor from transferring the Shares. Under the Investor’s Agreement, the Investor may transfer Shares under the following circumstances, subject to specific conditions, including the prior consent of the Company: (i) to a “Permitted Transferee” (as defined in the Investor’s Agreement); (ii) to the Company or any of its subsidiaries; (iii) pursuant to any tender offer, exchange offer, merger, consolidation, reclassification, reorganization, recapitalization or other similar transaction; provided that such transaction is an “Approved Transaction” (as defined in the Investor’s Agreement); and (iv) to make a bona fide pledge of any or all of the Shares to secure bona fide indebtedness for borrowed money from one or more banks or other institutional lenders; provided that any pledge or grant of any other encumbrance to secure the indebtedness shall not be in an amount in excess of 30% of the then-fair market value of the Shares.

The Investor’s Agreement also contains standstill provisions. Under these provisions, during the Interim Period, except for the purchase of the Shares pursuant to the Purchase Agreement and the purchase of any Equity Securities pursuant to the Investor’s purchase rights described above, the Investor and each Permitted Transferee have agreed not to, and shall cause their respective affiliates not to, act in concert with any other person, to take certain specified actions, including the following: (i) to acquire beneficial ownership of any Equity Securities if as a result thereof the Investor and its affiliates would hold record or beneficial ownership of Equity Securities in excess of the “Standstill Limit” defined in the Agreement; (ii) to authorize or make tender offers, exchange offers or other offers or proposals to acquire Equity Securities if the effect of such transactions would result in the Investor and its affiliates or any Permitted Transferee and its affiliates exceeding the Standstill Limit; (iii) to solicit or participate in any solicitation of proxies with respect to any Equity Securities having voting rights, (iv) to seek to advise or influence any person with respect to the voting of any such Equity Securities other than an affiliate of the Investor or such Permitted Transferee, except as specified in the Investor’s Agreement; (v) to deposit any Equity Securities into a voting trust or otherwise subject any Equity Securities to any agreement, arrangement or understanding with any other person with respect to the voting of such securities; (vi) to join a “13D Group” (as defined in the Investor’s Agreement), other than a 13D Group comprised solely of the Investor and its affiliates, or such Permitted Transferee and its affiliates, as the case may be) or otherwise act in concert with any other person for the purpose of acquiring, holding, voting or disposing of any Equity Securities; (vii) to effect or seek to effect any “Change in Control” of the Company (as defined in the Investor’s Agreement); (viii) to effect or seek, offer or propose (whether privately or publicly) any recapitalization, restructuring, reorganization, dissolution, liquidation or other similar transaction for or involving the Company or any of its subsidiaries; or (ix) otherwise to act, alone or in concert with any other person, to effect, seek, offer or propose (whether privately or publicly) to affect control of the management, Board action or restraint from action, policies or decisions of the Company.

The Investor’s Agreement also provides that during the Interim Period, the Investor and any Permitted Transferee shall not, and they shall cause their respective affiliates not to, propose, effect or agree to any transaction which if consummated would result in a Change in Control (as defined in the Agreement) in which the counterparty, acquirer or surviving entity is: (i) the Investor or such Permitted Transferee, (ii) any affiliate of the Investor, or of such Permitted Transferee, or (iii) any 13D Group of which the Investor or such Permitted Transferee, or any of their respective affiliates, is a member, unless, in any such case, such transaction is an Approved Transaction which has been approved by a majority of the members of the Board who are neither affiliates of the Investor or such Permitted Transferee, as the case may be, nor members of management of the Company.

The standstill provisions will cease to be of any continuing force or effect if, (i) there occurs a Material Adverse Effect (as defined in the Purchase Agreement), (ii) the Board fails to approve a proposed Strategic Transaction recommended in writing by the Business Development Committee or fails to disapprove a proposed Strategic Transaction recommended against in writing by the Business Development Committee, or (iii) the Board proposes to adopt a business plan which materially changes the strategic direction of the Company (for example, so as to alter the current strategic direction of seeking to consummate the Evans Shoal Transaction in accordance with its terms) and the Business Development Committee by majority vote or consent of its members is not in basic agreement with such business plan after discussion with the Board for a period of thirty (30 days after such business plan has been proposed.

A copy of the Investor Rights Agreement dated August 5, 2010 is attached as Exhibit 10.3 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

As set forth in Item 1.01 above, pursuant to the Purchase Agreement, the Company has agreed to issue and sell to the Investor in a private placement at one or more Closings to be held through December 25, 2010, up to 5,200,000 Shares of Common Stock at a price of $3.00 per share, for an aggregate purchase price of $15.6 million. In the Purchase Agreement, the Investor has represented that it is an accredited investor, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

The Shares have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the applicable federal and state registration requirements. The Company has relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof for the purposes of the transaction.

Item 8.01	Other Events

Private Placement Press Release

On August 9, 2010, the Company issued a press release announcing the execution of the definitive agreements with the Investor related to the Investment Transaction. A copy of the Company’s press release is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Operations Update Press Release

On August 10, 2010, the Company issued a press release announcing an operations update. A copy of the Company’s press release is filed herewith as Exhibit 99.2 and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Securities Purchase Agreement between the Company and Young Energy Prize S.A., dated August 5, 2010.

10.2	Memorandum of Agreement between the Company and Young Energy Prize S.A., dated August 5, 2010.

10.3	Investor Rights Agreement, between the Company and Young Energy Prize S.A., dated August 5, 2010.

99.1	Company press release dated August 9, 2010.

99.2	Company press release dated August 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/S/ WILLIAM H. HASTINGS
Name:	William H. Hastings
Title:	President and Chief Executive Officer

Dated: August 11, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement between the Company and Young Energy Prize S.A., dated August 5, 2010.

10.2	Memorandum of Agreement between the Company and Young Energy Prize S.A., dated August 5, 2010.

10.3	Investor Rights Agreement, between the Company and Young Energy Prize S.A., dated August 5, 2010.

99.1	Company press release dated August 9, 2010.

99.2	Company press release dated August 10, 2010.